UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Atrinsic, Inc. (the “Company”) intends to make an offering of securities not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  At this time, the title, amount and basic terms of the securities to be offered and the amount and timing of the offering are not known, but the Company anticipates that the terms of the offering may be substantially similar to the financing transaction the Company completed on May 31, 2011, as reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 1, 2011 and October 27, 2011.  The proceeds of the offering will be used for general working capital purposes, including to fund Atrinsic’s Kazaa digital music subscription business.  The Company intends for this notice to comply with Rule 135(c) of the general rules and regulations promulgated under the Securities Act, and accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: October 28, 2011	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer